Exhibit 10.2

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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LIMITED LIABILITY COMPANY AGREEMENT

OF

S & I OPHTHALMIC, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is entered into effective as of September 30, 2013 (the “Effective Date”), by and between INTREXON CORPORATION, a Virginia corporation with offices at 20374 Seneca Meadows Parkway, Germantown, MD 20876 (“Intrexon”), CARACO PHARMACEUTICAL LABORATORIES LTD., a Michigan corporation with offices at 1150 Elijah McCoy Drive, Detroit, Michigan, 48202 (“Caraco”), and S & I Ophthalmic, LLC, a limited liability company with a registered office at Corporation Trust Center, 1209 Orange St., Wilmington, DE 19801 (the “Company”). (Intrexon, Caraco, and any other person who may be admitted to the Company as a member in the future in accordance with this Agreement are sometimes referred to in this Agreement, collectively, as the “Members” and, individually, as a “Member”).

RECITALS

WHEREAS, Donald P. Lehr, as an authorized person, executed and caused to be filed a Certificate of Formation, dated September 27, 2013 (the “Certificate”), to form the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended (6 Del. C. § 18-101, et seq.) (the “LLC Act”), and the powers of the authorized person terminated upon the filing of the Certificate;

WHEREAS, Intrexon and Caraco have agreed to form a collaboration to use certain Intrexon technology to research, develop and commercialize technologies and products in the Field (the “Venture”), as more specifically set forth in the ECC (as defined below);

WHEREAS, Intrexon and Caraco have caused the Company to be organized under the LLC Act in order to conduct the Venture and Intrexon and the Company are entering into an Exclusive Channel Collaboration Agreement (“ECC”), as of the Effective Date, which sets forth certain terms and conditions with respect to the Venture; in addition, in order to facilitate the further development of the Venture, Intrexon and Caraco may enter into Services Agreements with the Company (“Services Agreements”) pursuant to which Intrexon and Caraco may provide certain administrative services to the Company and make certain of their employees available to the Company to assist with the conduct of the Company’s business; and

WHEREAS, by executing this Agreement, the Members hereby ratify the Certificate and adopt this Agreement to set forth the terms governing the affairs of the Company and the conduct of its business, and ratify and approve all actions that may have been taken previously by the Company or its representatives or designees in the name or on behalf of the Company.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the Members and the Company agree as follows:

1.	DEFINITIONS; INTERPRETATION

1.1.	Certain Defined Terms

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person; and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, (a) no Member or beneficial owner of any ownership interests in such Member shall, solely by reason of such ownership, be considered an Affiliate of the Company or any subsidiary of the Company and (b) no Member or beneficial owner of any ownership interests in such Member shall, solely by reason of such ownership, be considered an Affiliate of any other Member or any beneficial owner of any ownership interests in such other Member solely because such first Member is a party to this Agreement.

“Agreement” has the meaning set forth in the Preamble, and includes this Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

“Allocable Income Item” has the meaning set forth in Section 6.3(b).

“Approved Sale” has the meaning set forth in Section 9.3(a).

“Board” has the meaning set forth in Section 7.2(a).

“Board Member” means an individual serving as a member of the Board.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States shall not be regarded as a Business Day.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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“Capital Account” has the meaning set forth in Section 5.2.

“Capital Contribution” means any property (including cash) contributed to the Company by or on behalf of a Member.

“Caraco” has the meaning set forth in the Preamble.

“Caraco Designee” has the meaning set forth in Section 7.2(c)(ii).

“Certificate means the Certificate of Formation of the Company, and any and all amendments thereto, filed on behalf of the Company with the Secretary of State for the State of Delaware as required under the LLC Act.

“Code” means the Internal Revenue Code of 1986, as in effect and hereafter amended or successor statute, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the Recitals.

“Company Assets” means all assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Company.

“Company First Refusal Right” has the meaning set forth in Section 9.2(a).

“Confidential Information” has the meaning set forth in Section 8.7(a).

“Counteroffer” has the meaning set forth in Section 9.4.

“Default Rule” means a provision of the LLC Act that would apply to the Company unless otherwise provided in, or modified by, this Agreement.

“Distributable Cash Flow” means, with respect to any Fiscal Year, cash or property of the Company realized from its operations (excluding any capital proceeds from a sale of all or substantially all of the Company’s assets or a merger, business combination or similar transaction not in the ordinary course of business) that is available for distribution to the Members for such Fiscal Year.

“ECC” has the meaning set forth in the Recitals.

“Effective Date” has the meaning set forth in the Preamble.

“Field” has the meaning defined in the ECC.

“Fiscal Year” has the meaning set forth in Section 8.6.

“Generic Drug Product” means a regulated drug product that qualifies, under applicable laws and/or regulations, for an expedited regulatory approval process in the relevant market because such drug product has substantially the same or similar active ingredient and/or

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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formulation as, and is indicated for substantially the same or similar indication as, another regulated drug product that has already been approved for commercial sale by the United States Food and Drug Administration, or by a similar regulatory authority in the relevant market.

“Indemnitee” has the meaning set forth in Section 7.7(a).

“Initial Capital Contributions” has the meaning set forth in Section 5.1(e).

“Intrexon” has the meaning set forth in the Preamble.

“Intrexon Designees” has the meaning set forth in Section 7.2(c)(i).

“LLC Act” has the meaning set forth in the Recitals.

“Major Decision” has the meaning set forth in Section 7.1(f).

“Majority of the Voting Interests” means Voting Interests that collectively represent a majority of the Member Votes at the time any vote, consent, approval or action is sought.

“Member” has the meaning set forth in the Preamble.

“Member Loan” means any loan made to the Company pursuant to Section 5.6.

“Member Votes” means the number of votes entitled to be cast by holders of Voting Interests on matters presented to the Members for a vote, with the number of such votes calculated in accordance with Section 7.1(c).

“Membership Interest” means, as to any Member, all of the interest of that Member in the Company, including, without limitation, such Member’s (i) right to a distributive share of the income, gain, losses and deductions of the Company in accordance with this Agreement, and (ii) right to a distributive share of Company Assets.

“Nonvoting Interests” means any Membership Interest designated as a “Nonvoting Interest” pursuant to this Agreement. Members holding Nonvoting Interests shall not be entitled to vote on matters presented to the Members for a vote on account of their Nonvoting Interests.

“Offeree” has the meaning set forth in Section 9.4.

“Offeror” has the meaning set forth in Section 9.4.

“Parent” means, with respect to first Person, any other Person that wholly owns the first Person.

“Percentage Interest” means, (i) in the case of the initial Members at the Effective date or a Person acquiring the Membership Interest thereof, the percentage specified for that Member as its Percentage Interest on Schedule A as otherwise amended from after the Effective Date time-to-time in accordance with the provisions under this Agreement; and (ii) in the case of Membership Interests issued new Members pursuant to Section 5.1(c), the Percentage Interest established pursuant thereto; subject in all cases to adjustments on account of dispositions of Membership Interests permitted by this Agreement or as otherwise provided herein.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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“Permitted Transferee” has the meaning set forth in Section 9.2(a).

“Person” means any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate, or other entity or organization.

“Proposed Terms” has the meaning set forth in Section 11.12(b).

“Proposed Transferee” has the meaning set forth in Section 9.2(b).

“Purchase Offer” has the meaning set forth in Section 9.4.

“Regulatory Allocations” has the meaning set forth in Section 6.4(b).

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person(s) in the aggregate acquire(s) (i) securities of the Company representing a two-thirds of the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) of the Company’s issued and outstanding securities (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Membership Interests, member or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Services Agreements” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to a Person, any wholly-owned subsidiary of such Person.

“Caraco Designees” has the meaning set forth in Section 7.2(c)(ii).

“Support Memorandum” has the meaning set forth in Section 11.12(b).

“Tax Distribution Amount” has the meaning set forth in Section 6.3(b).

“Transfer” has the meaning set forth in Section 9.1(a).

“Treasury Regulations” means the regulations issued by the United States Department of the Treasury under the Code as now in effect and as they may be amended from time to time, and any successor regulations.

“Venture” has the meaning set forth in the Recitals.

“Voting Interests” means all Membership Interests that have voting rights on matters presented to the Members for a vote under this Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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1.2.	Interpretation

(a) Unless the context of this Agreement otherwise specifies or requires: (i) the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) any pronoun also includes the corresponding masculine, feminine or neuter forms; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) all references herein to “Sections” or “Schedules” are to the Sections or Schedules hereof unless otherwise indicated; (v) the term “or” has, except as otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (vi) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b) The headings and other titles contained herein are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or any particular Section or subsection. Regardless of whether this Agreement specifically refers to a particular Default Rule, (i) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and such Default Rule is hereby modified or negated accordingly, and (ii) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, such Default Rule is hereby modified or negated accordingly.

2.	FORMATION; NAME; PLACE OF BUSINESS

2.1.	Formation of the Company

The Members hereby:

(a) acknowledge, ratify and approve the organization of the Company as a limited liability company pursuant to the LLC Act by virtue of the filing of the Certificate;

(b) confirm and agree to their status as Members of the Company;

(c) agree that this Agreement governs the rights, duties, and relationship of the Members;

(d) agree that if the laws of any jurisdiction in which the Company transacts business so require, the Board shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws, and agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the LLC Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Company as a limited liability company under the LLC Act;

(e) approve the Company entering into the ECC and the Services Agreements; and

(f) each represents and warrants that this Agreement is binding on and enforceable against such Member in accordance with its terms.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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2.2.	Name of Company

The name under which the Company shall conduct its business is S & I OPHTHALMIC, LLC. The business of the Company may be conducted under any other name permitted by the LLC Act that is deemed necessary or desirable by the Board. The Board shall cause to be executed, filed and recorded, any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the Company conducts business.

2.3.	Place of Business

The initial location of the principal place of business of the Company is 20358 Seneca Meadows Parkway, Germantown, MD 20876. The Board may hereafter change the principal place of business of the Company and may establish and maintain such other offices and additional places of business of the Company, either within or without the State of Delaware, as the Board may from time to time determine.

2.4.	Registered Office and Registered Agent

The street address of the registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the Company’s registered agent at such address is The Corporation Trust Company. The registered office and the registered agent of the Company may be changed by the Board from time to time in accordance with the then applicable provisions of the LLC Act and any other applicable laws.

3.	PURPOSES AND POWERS OF COMPANY

3.1.	Purposes

The purposes of the Company are to (a) enter into the ECC and undertake the activities associated with the Venture, and to enter into and perform all agreements and contracts, and undertake and perform all other actions, as may be required by, desirable for or related to the Venture and are approved in accordance with this Agreement and permitted by the LLC Act or laws of any jurisdiction in which the Company may do business; (b) research, develop, own and commercialize technologies and products in the Field; (c) perform and carry on any business activities that the Members may mutually agree upon; and (d) enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental or convenient to carry out the business of the Company or the Venture as contemplated by this Agreement.

3.2.	Powers

Subject to all of the provisions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the LLC Act.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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4.	TERM OF COMPANY

The existence of the Company commenced on the date upon which the Certificate was duly filed with the Secretary of State of the State of Delaware and shall continue until dissolved and liquidated in accordance with the provisions of Section 10.

5.	MEMBERS, MEMBERSHIP INTERESTS, CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

5.1.	Members, Membership Interests, and Capital Contributions

(a) Initial Membership Interests. As of the Effective Date, all Members and Membership Interests are in one class and all Membership Interests are Voting Interests. The initial Percentage Interests for each initial Member are set forth opposite each Member’s name below:

Member	Percentage Interest

Intrexon	50%

Caraco	50%

(b) Membership Record. The Members and their Percentage Interests shall be set forth on Schedule A attached hereto, which schedule shall be updated by the Company from time to time to reflect any change to the information contained therein. In addition, the Company shall issue to each Member a certificate in form approved by the Board setting forth the Membership Interests held by such Member. The Company shall distribute any such updated Schedule A to the Members. Without limiting the foregoing, the Company shall maintain a record of the names, addresses, Percentage Interests and capital contributions of all persons admitted to the Company as Members.

(c) Additional Membership Interests. The Company from time to time may admit one or more additional Members to the Company in accordance with this Agreement, including Sections 7.1(f) and Section 7.2(e), upon the making of such Capital Contribution, if any, and the fulfillment of such other conditions as the Company may require from such Person. In such event, the Percentage Interests of the existing Members shall be adjusted pro rata, as the case may be, to reflect the Capital Contribution, if any, of such additional Members. Additional Membership Interests may be issued as Voting Interests or Nonvoting Interests, and in one or more classes, with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-existing Membership Interests, as determined by the Board and approved by a requisite vote of the Members in accordance with Section 7.1(f). As a condition to being admitted to the Company, each additional Member shall execute a joinder or signature page to this Agreement to evidence such additional Member’s agreement to be bound by the terms and conditions of this Agreement, but the failure of any additional Member to do so shall not affect this Agreement, which shall nonetheless be effective and binding on all Members. The Board from time to time may amend this Agreement to reflect the admission of any additional Members admitted to the Company in accordance with this Section.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(d) Certificates. Each Member shall, upon written request to the Company, receive a certificate in such form as prescribed by the Board and by any applicable law, which certificate shall certify the Membership Interest of such Member in the Company. Any certificate representing a Membership Interest may bear such legend(s) as determined by the Board.

(e) Initial Capital Contributions. In consideration for the initial Membership Interests reflected herein, Intrexon will make an initial Capital Contribution to the Company of an amount of US$5 million and Caraco will make an initial Capital Contribution to the Company of an amount of US$5 million (together, the “Initial Capital Contributions”). The Initial Capital Contributions shall be wired in full to an account established by the Company within ten (10) Business Days from the Effective Date, unless otherwise delayed by mutual agreement of Intrexon and Caraco but in no event later than thirty (30) days from the Effective Date. Other than with respect to the Initial Capital Contributions, the Members shall have no obligation to make any additional Capital Contributions or loans to the Company except as mutually agreed between the Member and the Company, as may be provided in a separate written agreement between the Member and the Company, or as required under the LLC Act.

(f) Additional Capital Contributions.

(i) Additional Capital Contributions Required Under JSC-approved Budgets: If the Board determines that such is necessary in order for the Company to comply with its obligations under the ECC to pursue diligently a research plan(s) or project(s) approved by the “JSC” (as defined under the ECC) having a corresponding JSC-approved budget(s), the Board may vote, in accord with Section 5.1(c), Section 7.2(c)(iv) and Section 7.2(e), specifically under this Section 5.1(f)(i) to: (A) solicit additional Capital Contributions from the Members in a total amount the Board deems is sufficient solely for Company to meet the liquidity needs of the Company over the next twelve (12) months under such JSC-approved budget(s), and (B) cause the Company to accept such additional Capital Contributions up to the solicited amount from the Members. In such event, each Member shall have the pro-rata opportunity, but not the obligation, to subscribe to the offered contribution or part thereof (and not in part) and participate in such capital raise on a proportionate basis (or part thereof) by making additional Capital Contributions in proportion to its Percentage Interest. Each Member may do so by notifying the Board within fifteen (15) Business Days from the offer by the Company, of its interest to participate in such capital raise, and the amount of participation (up to its pro-rata Percent Interest in Company). If one or more Members notify the Board that they will make additional Capital Contributions under this Section 5.1(f)(i), and if each Member has not notified the Board that it will participate fully up to its Percentage Interest, then (A) any Members making additional Capital Contributions that did notify the Board of its intent to participate fully up to its Percentage Interest may elect to absorb, pro-rata, any portion of the solicited amount left over by other Members until such time as no Member is willing to participate further in the solicited capital raise or the entire capital raise is fulfilled, (B) the Board shall thereafter collect the additional Capital Contributions from the participating Members in accord with the final amounts established under the preceding clause “(A)”, and (C) the

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Percentage Interests of all then-existing Members shall thereafter be adjusted pro rata to reflect the additional Capital Contribution(s) of the Member(s). In the event of any adjustments to the Percentage Interests of the Members under this Section 5.1(f)(i), the Company shall amend Schedule A to reflect such adjustments and deliver a copy of such updated Schedule A to each Member. For clarity, if each Member makes an additional Capital Contribution under this Section 5.1(f)(i) in proportion to its Percentage Interest, then the Percentage Interests of the Members shall not be adjusted on account of such Capital Contributions.

(ii) Additional Capital Contributions, Generally: In addition, if the Board, acting in accordance with Section 5.1(c), Section 7.1(f) and Section 7.2(e), at its sole discretion determines that it is necessary, desirable or in the best interests of the Venture, including if it is necessary for the Company to comply with its obligations under the ECC, the Board may from time to time solicit additional Capital Contributions from the Members and cause the Company to accept such additional Capital Contributions. In such event, each Member shall have the pro-rata opportunity to subscribe to the entire offered contribution, but not the obligation, to elect to participate in such capital raise on a proportionate basis and make additional Capital Contributions in proportion to its Percentage Interest by notifying the Board within fifteen (15) Business Days from the offer by the Company, of its interest to participate in such capital raise. If one or more Members notify the Board that they will make additional Capital Contributions under this Section 5.1(f)(ii), and if each Member has not notified the Board that it will participate fully up to its Percentage Interest, then (A) any Members making additional Capital Contributions that did notify the Board of its intent to participate fully up to its Percentage Interest may elect to absorb, pro-rata, any portion of the solicited amount left over by other Members until such time as no Member is willing to participate further in the solicited capital raise or the entire capital raise is fulfilled, (B) the Board shall thereafter collect the additional Capital Contributions from the participating Members in accord with the final amounts established under clause (A), and (C) the Percentage Interests of all then-existing Members shall thereafter be adjusted pro rata to reflect the additional Capital Contribution(s) of the Member(s). In the event of any adjustments to the Percentage Interests of the Members under this Section 5.1(f)(ii), the Company shall amend Schedule A to reflect such adjustments and deliver a copy of such updated Schedule A to each Member. For clarity, if each Member makes an additional Capital Contribution under this Section 5.1(f)(ii) in proportion to its Percentage Interest, then the Percentage Interests of the Members shall not be adjusted on account of such Capital Contributions.

(iii) Additional Capital Contributions, New Members: The Board, acting in accordance with Section 5.1(c), Section 7.1(f) and Section 7.2(e), from time to time may cause the Company to accept additional Capital Contributions and/or issue additional Membership Interests of an existing class or a new class to such other Persons, for such consideration (or no consideration), and with such terms and rights (including voting rights), and taking into account such factors (such as future contributions), as the Board, in its discretion, shall determine. Acting in accordance with Section 7.1(f) and Section 7.2(e) the Board from time to time may amend this Agreement to reflect the creation of any additional class of Membership Interests pursuant to this Section.

(iv) Each of Intrexon and Caraco agrees that, for so long as it is a Member and to the extent the Board solicits from Members additional Capital Contributions in

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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accord with Section 5.1(f)(ii), Intrexon and Caraco shall each be required to participate in each such capital raise by contributing, in accord with the procedures of Section 5.1(f)(ii), its pro rata portion of the total amount solicited by Company. Notwithstanding the foregoing commitment, neither Intrexon nor Caraco shall be obligated by this Section 5.1(f)(iv) to contribute more than US$5 million in any calendar year and not more than US$25 million in aggregate, counting all prior additional Capital Contributions by the relevant Member under this Section 5.1 to date or within the present calendar year (as applicable). In the event the Board solicits under Section 5.1(f)(ii) more than the foregoing limits, the members shall have the opportunity to respond or not in accordance with Section 5.1(f)(ii). Should either Intrexon or Caraco fail to satisfy its commitment under this Section 5.1(f)(iv), the other member shall have the right, but not the obligation, to satisfy the portion of the solicitation not satisfied by the other.

(v) Unless agreed upon to the contrary by both Intrexon and Caraco, for the purposes of adjusting the Percentage Interests of the then-existing Members under Section 5.1(f)(i), 5.1(f)(ii) or 5.1(f)(f)(iv), the Percentage Interests of such then-existing Members shall be adjusted based on [*****]. For clarity, at any time after completion of the Initial Capital Contribution; the Percentage Interests of Intrexon and Caraco shall be, as between Intrexon and Caraco, based on [*****].

5.2.	Capital Accounts

The Company shall establish and maintain a separate Capital Account for each Member in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv) (a “Capital Account”). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b), and will be interpreted and applied in a manner consistent with such regulations. From time to time the Board may value the Company and restate the Members’ Capital Account balances to reflect such value in connection with the issuance of Membership Interests and other equity securities pursuant to this Agreement to the extent required or permitted by the Treasury Regulations. Any such adjustment shall be based on the fair market value of the Company’s assets as determined by the Board; provided, that no Company asset shall be valued at an amount less than any non-recourse indebtedness to which such Company asset is subject on the date of adjustment, and shall reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such Company assets (that has not been reflected in a Capital Account previously) would be allocated among the Members if there were a taxable disposition of such Company assets for such fair market value on that date.

5.3.	Additional Capital Contributions; Negative Capital Accounts

Other than the Initial Capital Contributions, contributions that a Member has expressly agreed to make or as provided by the LLC Act, no Member shall be required to make any Capital Contributions to the Company or to pay to the Company or to the other Members any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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5.4.	Transfers of Membership Interests

In the event any Member transfers any Membership Interests in accordance with the Section 9 of this Agreement, the transferee shall succeed to the Capital Account and Capital Contributions of the transferor to the extent it relates to the transferred Membership Interest. Such a transferee shall execute a deed of adherence or other equivalent documentation or instrument to the satisfaction of the Company and the other Member for its compliance and agreement to the terms of this Agreement, the ECC, and applicable laws and regulations.

5.5.	No Interest on Capital Contributions or Capital Accounts

No Member shall be entitled to receive any interest on their Capital Contributions or their outstanding Capital Account balance.

5.6.	Advances to Company

A Member may advance funds to the Company in excess of the amounts the Member is required to contribute to the capital of the Company in any amount and on terms not less favorable to the Company than those generally prevailing with respect to comparable transactions between unrelated parties and are approved by the Members pursuant to Section 7.1(f) and the Board pursuant to Section 7.2(e). Any such advances by a Member shall not result in any increase in the amount of such Member’s Capital Account or entitle it to any increase in its Membership Interest or the Percentage Interest represented by such Member’s Membership Interest. The amounts of such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company Assets in accordance terms and conditions agreed upon by such advancing Member and the Board, subject to Section 7.2(e). All Members need to be offered a pro-rata opportunity to participate in loans made to the Company by one or more Members. However, it will not be an obligation on any Member to grant the advance as requested by the Company.

5.7.	Liability of Members

Except as otherwise provided in the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members or Members of the Board shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Board Member. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the LLC Act or this Agreement shall not be grounds for imposing personal liability on any Member or Board Member for liabilities of the Company.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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5.8.	Return of Capital

Except upon the dissolution of the Company or as may be specifically provided in this Agreement, no Member shall have the right to demand or to receive the return of all or any part of their Capital Account or Capital Contributions to the Company.

6.	ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

6.1.	Allocation of Net Income or Net Loss

Subject to Section 6.4, the net income or net loss of the Company (including all income, gain or loss as computed for federal income tax purposes), if any, for each Fiscal Year (or portion thereof) shall be allocated for both book and tax accounting purposes to the Members in accordance with their respective Percentage Interests.

6.2.	Allocation of Income and Loss With Respect to Membership Interests Transferred

If any Membership Interest is transferred during any Fiscal Year in accordance with this Agreement, the net income or net loss attributable to such Membership Interest for such Fiscal Year shall be allocated between the transferor and the transferee by closing the books of the Company as of the effective date of the transfer or such other method as the Board reasonably determines is appropriate.

6.3.	Distributions

(a) General. Subject to Section 7.1(f) and Section 7.2(e), the Board shall determine the amount of cash and in-kind property available for distribution by the Company to the Members for each Fiscal Year. Except as provided in Section 6.3(b) and Section 10.4, all distributions to the Members shall be made in accordance with their respective Percentage Interests. For the avoidance of doubt, payments to Intrexon under the ECC and payments to any Member for services provided to the Company under the Services Agreements or this Agreement shall not constitute distributions of Distributable Cash Flow or other Company Assets for purposes of this Section 6.3.

(b) Tax Distributions. Subject to any restrictions or covenants contained in any loan agreements (including agreements for any Member Loans) or other debt instruments or agreements to which the Company is then a party, the Board shall cause the Company to make distributions of Distributable Cash Flow to the Members pursuant to Section 6.3(a) in respect of each Fiscal Year, in cash, in amounts such that each Member receives an aggregate amount of distributions at least equal to the sum of the products obtained by multiplying (i) the amount of each item of taxable income or gain of the Company for such period (excluding items of income or gain realized as a result of any sale of the Company) allocated to the Member pursuant to this Agreement (an “Allocable Income Item”), reduced by any offsetting items of loss or deduction (of the same character) of the Company allocated to such Member pursuant to this Agreement for the current and all prior periods to the extent not previously taken into account under this provision, by (ii) the highest combined marginal rate of tax applicable to any Member (or in the case of any Member that is a pass-through entity for tax

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purposes, any person who is liable for tax with respect to such Allocable Income Item) with respect to such Allocable Income Item, taking into account its character and all applicable federal, state, provincial, local and municipal taxes (the amount to be distributed to each Member pursuant to this provision is referred to as the “Tax Distribution Amount”), as determined by the Board in good faith in consultation with the accounting firm that prepares the federal income tax information return (Form 1065) of the Company for such Fiscal Year. In the event the amount of Distributable Cash Flow that may be distributed pursuant to Section 6.3(a) with respect to a Fiscal Year is less than the Members’ aggregate Tax Distribution Amounts, distributions shall be made pursuant to this provision only to the extent of the Distributable Cash Flow that may be distributed and the shortfall shall not constitute a debt or other liability of the Company to the Members; provided, however, that such shortfall shall be paid if and to the extent the Company has Distributable Cash Flow in a subsequent Fiscal Year. The Company shall distribute the Tax Distribution Amounts to the Members with respect to any Fiscal Year as soon as practical after the end of such Fiscal Year but not later than April 10 of the following Fiscal Year. All tax distributions to the Members shall be made in proportion to their respective Percentage Interests.

6.4.	Allocations Required by Tax Regulations

(a) Allocation of Nonrecourse Deductions. Notwithstanding any other provision of this Agreement, (i) “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Company shall be allocated to the Member which bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i), and (ii) “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)) of the Company shall be allocated to the Members in accordance with their Percentage Interests.

(b) Allocations in Accordance with Section 704(b). This Agreement shall be deemed to include “qualified income offset,” “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of the Treasury Regulations under Section 704(b) of the Code. Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Members on a priority basis to the extent and in the manner required by such provisions. In addition, if the amount of net loss for any Fiscal Year that otherwise would be allocated to a Member under Section 6.1 would cause or increase an Adjusted Capital Account Deficit of such Member as of the last day of such Fiscal Year (after all other allocations have been made pursuant to this Section 6), then such Member shall be allocated that amount of net loss (or items of loss and expense) which does not cause or increase such Adjusted Capital Account Deficit, and the remainder of such net loss (or items of loss and expense) that would have been allocated to such Member shall be allocated to the other Members (to the extent it would not cause or increase an Adjusted Capital Account Deficit for a Member). Any allocations required to be made pursuant to this Section 6.4(b) (the “Regulatory Allocations”) shall be offset, to the extent possible, by special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 6.4(b), so that, after such special offsetting allocations have been made, each Member’s Capital Account balance will be equal to the Capital Account balance such Member would have had if the Regulatory Allocations had not been made.

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7.	MANAGEMENT

7.1.	Members

(a) Participation. Unless otherwise classified as Nonvoting Interests in accordance with this Agreement, all Membership Interests shall be considered Voting Interests and shall entitle the Members holding such Voting Interests to participate in all matters to be decided by Members and all meetings of Members pursuant to this Agreement and the LLC Act. Except as otherwise expressly provided in this Agreement, Nonvoting Interests shall be nonvoting for all purposes and Members owning only Nonvoting Interests shall have no rights to vote on, consent to, participate in the consideration of, or approve any action or matter that the Members are required or permitted to vote on, consent to, participate in the consideration of, or approve under this Agreement or the LLC Act. References in this Section 7 to “Members” shall mean only Members holding Voting Interests and shall exclude Members holding only Interests classified as Nonvoting Interests. All Voting Interests shall entitle the Members holding such Voting Interests to participate in all matters to be decided by Members and all meetings of Members pursuant to this Agreement and the LLC Act.

(b) Meetings. Members need not hold annual meetings. Special meetings of the Members holding Voting Interests shall be held at the discretion of the Board or the written request of any one or more Members with Voting Interests representing at least twenty percent (20%) of the Member Votes, at such time and location, reasonably selected to maximize participation amongst all Members, as may be fixed by the Board for the transaction of such lawful business as may come before the meeting. Meetings of Members may be held by telephone or any other communications equipment by means of which all participating Members can simultaneously speak with and hear each other during the meeting.

(c) Voting Rights; Vote Required. On any matter presented to the Members for a vote, consent, consideration or approval, each Member holding Voting Interests shall be entitled to cast that number of votes equal to their Percentage Interest multiplied by 100. Except as otherwise expressly provided in this Agreement, any action required or permitted to be taken by the Members must be approved by the affirmative vote or consent of Members holding Voting Interests representing a Majority of the Voting Interests.

(d) Waiver of Notice. Whenever the giving of any notice to Members is required by statute or this Agreement, a waiver thereof, in writing and delivered to the Company signed by the Person or Persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action. Notwithstanding the foregoing, a Member’s attendance at a meeting shall not constitute a waiver of notice hereunder if the Member’s sole purpose in attending the meeting is to protest the failure to provide notice or other procedural defect.

(e) Action By Written Consent. Any action that may be taken by the Members under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by Members who own, collectively, Voting Interests representing at least the minimum number of Member Votes that would be required to take such

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action if such action were taken by the Members at a meeting at which all Members were present, and delivered to the Company. All Members entitled to participate in such action but who do not participate in the written consent shall be given written notice thereof by the Company promptly after such action has been taken.

(f) Required Member Votes. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not and shall not permit any subsidiary to, either directly or indirectly (by amendment, merger, consolidation, recapitalization, consolidation or otherwise), in a single transaction or in a series of related transactions, without (in addition to any other vote required by law or this Agreement) first obtaining the approval by affirmative vote or written consent of Members holding at two-thirds (2/3) of the Member Votes (each, a “Major Decision”):

(i) sell, lease, license, assign, transfer or otherwise dispose of all, or a substantial portion of, the assets or ownership of the Company or any subsidiary, or approve the consolidation, merger, recapitalization, incorporation or similar transaction of or involving the Company or any subsidiary;

(ii) acquire, transfer, or license assets, including any license of intellectual property, outside the ordinary course of business exceeding in the aggregate a value of five hundred thousand United States dollars ($500,000), unless approved by the Board (including, at such time and for so long as Intrexon and Caraco have the right to appoint Intrexon Designees and Caraco Designees, at least one Intrexon Designee and at least one Caraco Designee);

(iii) admit a new Member, or issue one or more additional classes of Membership Interests to new members;

(iv) issue one or more additional classes of Membership Interests to existing Members; other than those issued in compliance with requirements of Section 5.1(f)(i);

(v) redeem, purchase or otherwise acquire any Membership Interest, in whole or in part;

(vi) approve any transfer of a Membership Interest to a third party, unless approved by the Board (including, at such time and for so long as Intrexon and Caraco have the right to appoint Intrexon Designees and Caraco Designees, at least one Intrexon Designee and at least one Caraco Designee);

(vii) permit the Company or any subsidiary to enter into any credit facility, incur any indebtedness for borrowed money, guarantee the indebtedness of any Person, or any other encumbrance or make any loans over $50,000 with respect to a single transaction or over $150,000 with respect to a series of transactions;

(viii) approve the liquidation, dissolution or winding up of the Company or any subsidiary, or declare bankruptcy of the Company or any subsidiary;

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(ix) convert the Company to any other form of business;

(x) approve distributions pursuant to Section 6.3(a) to any Member with respect to any Fiscal Year in excess of the Tax Distribution Amounts for such Fiscal Year;

(xi) approve the terms of any transactions described in Section 7.8 or enter into any agreement providing therefor, except for the ECC and any documents or transactions contemplated thereby;

(xii) increase or decrease the authorized number of Board Members constituting the Board;

(xiii) issue Membership Interests or other forms of equity or instruments convertible into or exerciseable for equity in the Company to the Company’s officers or employees;

(xiv) make any appointment of, or change in the appointment of, the Company’s independent auditor;

(xv) enter into a transaction with any Member or its Affiliates, officer or employee of the Company;

(xvi) make any amendment or change to the terms of the ECC Agreement;

(xvii) make any amendment or change to charter documents of the Company;

(xviii) except as expressly permitted hereunder, amend, modify, repeal, or waive any provision of this Agreement;

(xix) incorporate or subscribe to shares or other securities of any other company or subsidiary; and

(xx) create a charge, lein or otherwise encumbrance on any of the assets of the Company exceeding in the aggregate a value of fifty thousand United States dollars ($50,000).

7.2.	Management of the Company by the Board

(a) Management by Board. Except for matters expressly reserved to the Members under this Agreement or the LLC Act or otherwise restricted under this Agreement, responsibility for management of the business and affairs of the Company shall be delegated to and vested in a board of managers (the “Board”) pursuant to Section 18-402 of the LLC Act. The Board shall have all of the authority of a “manager” under the LLC Act, and, except to the extent expressly provided for in this Agreement or the LLC Act or otherwise restricted under this Agreement, no Member shall have any authority, right or power, by virtue of being a Member, to

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bind the Company, or to manage or control, or to participate in the management or control of, the business and affairs of the Company in any manner whatsoever. Except for matters expressly reserved to the Members under this Agreement or the LLC Act, the Board shall have full and complete authority, power and discretion to manage and control the business and affairs of the Company, to make all decisions with respect thereto and to perform any and all other acts or activities customary or incident to the management of the Company’s business and affairs. The Board (acting on behalf of the Company) shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Board to be necessary or appropriate to effectuate the purposes of the Company, including the power and authority on behalf of the Company:

(i) to develop, review and approve annual budgets, policies, operating guidelines and other operational items for the Company;

(ii) to arrange for the engagement of such personnel and agents of the Company as may be necessary or convenient to carry out the business and affairs of the Company, and to adopt plans for the compensation of such personnel and agents;

(iii) to establish such reasonable cash reserves to provide for anticipated expenses of the Company as the Board determines to be necessary for timely payment of such expenses; and

(iv) to authorize, approve, make, execute, assign, acknowledge and file on behalf of the Company any and all agreements, documents or instruments of any kind which the Board may deem necessary or appropriate in carrying out the business and affairs of the Company, and no Person dealing with the Board shall be required to determine or inquire into the authority or power of the Board to bind the Company.

(v) to authorize on behalf of the Company, issue of Membership Interests in accordance with the requirements of Section 5.1(f)(i).

Except for the Program Manager as set forth in Section 7.3(a) and as may be approved by the Members or the Board, no Board Member, acting individually, shall have any authority, right or power, by virtue of being a Board Member, to bind the Company. The Board Members shall devote such time to the management of the business and affairs of the Company as they determine to be reasonably necessary.

(b) Size and Constitution of Board. The Board shall consist of four (4) Board Members, who shall be appointed in accordance with Section 7.2(c). Any vacancy in the Board resulting from the death, disability, retirement, resignation or removal of any Board Member shall be filled in the manner provided for in Section 7.2(c).

(c) Composition of Board.

(i) At such time and for so long as Intrexon and any of its Affiliates is a Member and holds a Percentage Interest in excess of [*****], (A) Intrexon shall be entitled to appoint two (2) individuals (the “Intrexon Designees”) as Board

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Members in accordance with this Section 7.2(c)(i); (B) in the event of the death, disability, retirement, resignation or removal of any Intrexon Designee, Intrexon shall have the sole and exclusive right to appoint an individual to fill the Board seat formerly occupied by such Intrexon Designee; and (C) any Intrexon Designee may be removed from the Board, with or without cause, solely by Intrexon. The initial Intrexon Designees, who have been appointed as of the Effective Date, shall be intimated by Intrexon to the JV (with a copy to Caraco) within seven (7) Business Days from Effective Date.

(ii) At such time and for so long as Caraco and any of its Affiliates is a Member and holds a Percentage Interest in excess of [*****], (A) Caraco shall be entitled to appoint two (2) individuals (the “Caraco Designees”) as Board Members in accordance with this Section 7.2(c)(ii); (B) in the event of the death, disability, retirement, resignation or removal of any Caraco Designee, Caraco shall have the sole and exclusive right to appoint an individual to fill the Board seat formerly occupied by such Caraco Designee; and (C) any Caraco Designee may be removed from the Board, with or without cause, solely by Caraco. The initial Caraco Designees, who have been appointed as of the Effective Date, shall be intimated by Caraco to the JV (with a copy to Intrexon) within seven (7) Business Days from Effective Date.

(iii) In the event that Intrexon and Caraco do not have the right to appoint four (4) Board Members pursuant to the provisions of Sections 7.2(c)(i)-(ii) above, the applicable provisions of such Sections shall continue to apply, and the remaining Board Members shall be elected by Members holding a Majority of the Voting Interests.

(iv) The Program Manager, or in the absence of a Program Manager, a Board Member elected by the Board, shall serve as Board Chair. The Board Chair (to the extent that such Board Chair is a Board Member) shall have no additional voting rights beyond those held by any other Board Member and shall not be able to break ties. However, solely in consideration of transacting business by the Board in accordance with the requirements of Section 5.1(f)(i), in the event the members of the Board are unable to reach a majority conclusion, the Board Members as appointed by Caraco collectively shall have a single additional vote that they may collectively cast to ultimately decide and break ties.

(d) Meetings. Meetings of the Board shall be held at such places within or outside the State of Delaware and at such dates and times as may be fixed from time to time by the Program Manager or by majority vote of the Board. Without limiting the generality of the foregoing, meetings of the Board shall be held at least on a quarterly basis. Notice of any meeting of the Board may be given orally in person or in writing or by mail, telephone, telegram, facsimile, electronic mail or other means of electronic transmission at least five (5) Business Days prior to the time of commencement of such meeting. No notice of any meeting of the Board need be given to any Board Member if such Board Member, by a writing (including a writing by facsimile or electronic mail) filed with the records of the meeting (and whether executed before or after such meeting), waives such notice, or if such Board Member attends such meeting without protesting prior thereto or at its commencement the lack of notice to such Board Member. Meetings of the Board or any committee thereof may be held by conference telephone or other communications equipment by means of which all participating Board Members can hear and speak to each other during the meeting. The Board may adopt rules and

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procedures consistent with the terms of this Agreement for meeting and conducting its business. The Program Manager shall furnish to all Board Members prior to each meeting of the Board and at such other times as any Board Member shall request copies of such books, records, accounts and other information of or relating to the Company and its business and affairs as any Board Member shall require, in the reasonable judgment of such Board Member, to discharge fully its duties and responsibilities as a Board Member.

(e) Quorum. For so long as each of Caraco and Intrexon have the right to appoint Board Members pursuant to the provisions of Sections 7.2(c)(i)-(ii), attendance of at least two Board Members, including at least one Intrexon Designee and at least one Caraco Designee, shall constitute a quorum for the transaction of any business, but if upon a call of a meeting a quorum is not present, any Board Member present may adjourn from time to time until a quorum shall be present. However, solely in the event of any meeting convened specifically for transacting business under Section 5.1 (f)(i), if a quorum as set forth above in this Section 7.2(e) is not present, such a meeting shall be automatically adjourned and set to reconvene on the earliest Business Day falling 7 (Seven) days after the date of the original adjourned meeting. In the event that a quorum is also not present at such reconvened meeting, the Board Members present shall constitute a quorum for the sole purposes of transacting business under Section 5.1 (f)(i).(f) Voting Rights; Major Decisions. Each Board Member shall be entitled to participate and to cast one vote with respect to any matter before the Board. Any action required or permitted to be taken by the Board must be approved by the affirmative vote or consent of a majority of the Board Members then serving; provided, however, that each Major Decision shall require the approval of a majority of the Board Members then serving including at least one Intrexon Designee and at least one Caraco Designee.

(g) Action by Written Consent. Any action that may be taken by the Board under this Agreement may be taken without a meeting, without a vote and without prior notice, if a written consent or consents, including consents by facsimile and electronic mail, setting forth the action so taken are signed by the minimum number of Board Members who would be required to take such action if such action were taken by the Board at a meeting at which all Board Members were present. The Board shall ensure the recording of minutes of all meetings that have taken place, and will therein accurately describe all material matters that have been so reviewed and/or so decided.

(h) Expenses. The Board may authorize the payment to Board Members of expenses of attendance, if any, at each regular or special meeting of the Board attended by such Board Members.

(i) Resignation. Any Board Member may resign at any time by giving written notice to the Board. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(j) Committees. The Board shall have the power and authority to constitute and dissolve one or more committees of the Board, including an audit committee and a compensation committee, to determine the duties, responsibilities and operating procedures for any such committee, and to appoint and remove the members of any such committee. Each

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committee of the Board may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, provided, however, that each committee shall keep minutes of its meetings and report its proceedings to the Board as and when required by the Board. Notwithstanding anything herein to the contrary, no such committee shall have any power or authority greater than that of the Board and no committee shall be authorized to approve or take any action that would constitute a Major Decision.

7.3.	Officers

(a) Initial Officers; Program Manager. Initially, the Company shall have one officer, a Program Manager, who shall be a Board Member. Subject to Section 7.10(c) and Section 7.10(d), the Program Manager shall have all the duties and authority to act on behalf of the Company as a President and Chief Executive Officer of a Delaware corporation. The Program Manager shall have overall responsibility and authority for the Company’s business operations and financial affairs, subject to the oversight of the Board. A Program Manager shall serve in such office until such time as the Board determines to replace the Program Manager with one or more officers who are not Board Members. For such time and so long as Intrexon and Caraco have the right to appoint Intrexon Designees and Caraco Designees, such Board determination shall require the consent or affirmative vote of a majority of the Board including at least one Intrexon Designee and at least one Caraco Designee. Except as provided in this Section 7.3(a), each Program Manager shall serve for an annual term. The right to appoint the Program Manager shall alternate between Intrexon and Caraco; provided, that (a) each Program Manager designated by a Member shall be reasonably acceptable to the other Members (such acceptance not to be unreasonably withheld or delayed) and (b) the initial Program Manager shall be designated by Caraco and shall serve until the first anniversary of the Effective Date, or until such later date as may be mutually agreed by the Members. The Program Manager shall hold such office until his or her death, disability, retirement, resignation or removal from such officer. The initial Program Manager, who has been designated and appointed as of the Effective Date in accordance with this Section 7.3(a), shall be intimated by Caraco to the JV (with a copy to Intrexon) within seven (7) Business Days from Effective Date.

(b) Authority to Appoint and Remove; Additional Officers. Subject to Section 7.10(c) and Section 7.10(d) the Board shall have the power and authority to appoint from time to time one or more individuals to serve as officers and agents of the Company and/or any subsidiary of the Company, with such titles, duties and authority as the Board shall approve, to carry out the business of the Company and any such subsidiary upon such terms and conditions as the Board shall determine; provided, that for such time and so long as Intrexon and Caraco have the right to appoint Intrexon Designees and Caraco Designees, a decision to hire fulltime executive officers, or otherwise appoint a President or Chief Executive Officer, shall require the consent or affirmative vote of a majority of the Board including at least one Intrexon Designee and at least one Caraco Designee. Any number of offices may be held by the same person. Any such officer or agent shall hold office until the death, disability, retirement, resignation or removal of such officer or agent.

(c) Authority of Officers. Unless otherwise specified by the Board or this Agreement, the duties (including fiduciary duties) and authority to act on behalf of the Company of an officer of the Company shall include the same duties and authority to act on

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behalf of a Delaware corporation as an officer of a Delaware corporation with the same title would have under the Delaware General Corporation Law in the absence of a specific delegation of authority. Without limiting the foregoing, the President or Chief Executive Officer shall have overall responsibility and authority for the Company’s business operations and financial affairs, subject to the oversight of the Board. All other officers and all employees and agents shall report directly or indirectly to the President or Chief Executive Officer. Subject to guidelines and policies as may be approved by the Board, the President or Chief Executive Officer may execute agreements and contracts on behalf of the Company. In the event the President or Chief Executive Officer are unable to agree on any matter, he or she shall refer it to the Board for resolution.

(d) Resignation. Unless otherwise agreed-upon in the written terms of his\her appointment, any officer or agent of the Company may resign at any time by giving written notice to the Board. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof, and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(e) Removal; Vacancies; Transfer of Duties. Any officer of the Company may be removed from office, with or without cause, by the Board. The power and duties of any officer may be transferred in whole or in part by the Board to any other officer or other individual, notwithstanding the other provisions of this Agreement.

(f) Third Party Reliance. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the officers of the Company as set forth herein.

7.4.	Fiduciary Relationship

Board Members and officers of the Company shall owe fiduciary duties to the Company and its Members to the same extent as the fiduciary duties owed by members of the board of directors and officers of a Delaware corporation to the corporation and its stockholders, subject to the other provisions of this Agreement. For clarity, actions taken by Intrexon Designees in their respective capacity as fiduciary Board Members do not reflect the position of Intrexon or otherwise bind Intrexon, and actions taken by Caraco Designees in their respective capacity as fiduciary Board Members does not reflect the position of Caraco or otherwise bind Caraco. To the extent that the official position of Caraco on an issue differs from or is contrary to the vote or position of a Caraco Designee acting in their official fiduciary capacity as a Board Member, Caraco shall be required to notify Company and Intrexon as soon as practicable after learning of said differing or contrary vote or position. To the extent that the official position of Intrexon on an issue differs from or is contrary to the vote or position of an Intrexon Designee acting in their official fiduciary capacity as a Board Member, Intrexon shall be required to notify Company and Caraco as soon as practicable after learning of said differing or contrary vote or position.

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7.5.	Reimbursement

The Company shall be solely responsible for paying all reasonable expenses associated with the administration, operation, and business of the Company and its operations, including legal, accounting, and other third-party expenses to the extent such expenses are related to the administration of the Company or its operations. The Members, Board Members, and officers shall be entitled to reimbursement from the Company for reasonable expenses incurred by them that are attributable to the organization, operation, and management of the Company, prior to making any distributions to the Members.

7.6.	Other Activities of Members, Board Members and Related Parties; Company Opportunities; Exclusivity

As long as its activities are otherwise consistent with this Agreement, any Member or Board Member or any related party thereof may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether currently existing or hereafter created, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any such person. Except as specifically provided herein, no Member, Board Member, or related party thereof shall incur any liability to the Company as a result of such Member’s, Board Member’s, or related party’s pursuit of such other permitted business interests, ventures and competitive activities, and neither the Company nor the other Members shall have any right to participate in such other permitted business ventures or to receive or share in any income or profits derived therefrom. Notwithstanding the foregoing or anything else in this Agreement to the contrary, none of the Company, Intrexon, or Caraco, nor their Parents or Subsidiaries, shall pursue (either directly or indirectly, by itself or with a third party or Affiliate) utilization of any synthetic biology platform for the development or commercialization of any product (other than a Generic Drug Product of a third party product) for purpose of commercial use or sale in the Field, outside the Venture. In the event Caraco or any of its Affiliates acquires a third party entity or assets that, prior to acquisition by Caraco or any of its Affiliates, is in the business of utilization of any synthetic biology platform for the development or commercialization of products for purpose of commercial use or sale in the Field, it shall not be a violation for such acquired third party entity or asset to continue its business independently of Caraco or its Parents or Subsidiaries if the primary purpose of such acquisition by Caraco or its Affiliates is unrelated to the acquired third party’s activities with respect to the Field.

7.7.	Indemnification of the Members, Board Members, Officers, and Others

(a) In accordance with Section 18-108 of the LLC Act, the Company shall indemnify and hold harmless any Member, Board Member, officer, agent of the Company, or Affiliate thereof (individually, in each case, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Company, regardless of whether the Indemnitee continues to be a Member, Board Member, officer, agent, or Affiliate thereof at the time any such liability or expense is paid or incurred; provided, however, that this provision shall

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not eliminate or limit the liability of an Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or its Members, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the Indemnitee received any personal benefit inconsistent with this Agreement or any authorization of the Board, (iv) for any knowing violations of this Agreement, or (v) for any act for which indemnification would not be permitted for an officer or director of a Delaware corporation; and provided further, that notwithstanding this Section 7.7, no Board Member who is a designee of a Member shall be entitled to any form of indemnification by the Company with respect to claims arising out of a breach of such Board Member’s fiduciary duties to the Company or to a Member other than the designating Member.

(b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 7.7 shall, from time to time, upon request by the Indemnitee be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee’s capacity as a Member, a Board Member, an officer, or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

(d) The Company may purchase and maintain insurance on behalf of the Board and such other Persons as the Board shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the offering of interests in the Company or the business or activities of the Company, regardless of whether the Company would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

(e) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

7.8.	Certain Transactions

Subject to compliance with provisions of 7.1 (f), the Company is expressly permitted in the normal course of its business to enter into transactions with any or all Members or with any related party of any or all Members provided that the price and other terms of such transactions are not less favorable to the Company than those generally prevailing with respect to comparable transactions between unrelated parties and are approved by the Board. Without limiting the foregoing, it is expected that Intrexon and Caraco will provide certain services to the Company for management and administration. The terms for such services shall be set forth in

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separate Services Agreements between the Company and each such Member, which will specify the services to be provided, the compensation for such services, and the payment terms. The Services Agreements shall be in a form or forms approved by the Board and the Member providing services, in its sole discretion.

7.9.	Appointment of Company Representatives to ECC Committees

For so long as Caraco and\or any of its Affiliates is a Member and holds a Percentage Interest that is higher than or at least equal to the Percentage Interest held by Intrexon and\or its Affiliates, then Caraco will have the sole authority to select and appoint on behalf of Company each of the persons that shall serve as representatives of Company on all committees authorized and established under Section 2.2 or otherwise under the ECC. For so long as Caraco and\or any of its Affiliates is a Member and holds a Percentage Interest of less than that of Intrexon and\or its Affiliates but at least twenty five percent (25%), then Caraco will have the sole authority to select and appoint on behalf of Company one person who shall serve as one of the representatives of Company on each committee authorized and established under Section 2.2 or otherwise under the ECC. The representatives of Company appointed by Caraco under the power of this Section 7.9 may include employees of Caraco and\or its Affiliates (to the extent such employees are contractually bound to their employer consistent with the obligations imposed upon Company with respect to its employees under Section 6.1(e) of the ECC), and, to the extent such agree in writing to be bound to the terms of the ECC with respect to the treatment and ownership of confidential information and inventions under the ECC, contractors, advisors and other agents of Caraco or any of its Affiliates without regard to the limitations of Section 2.2 of the ECC concerning.

7.10.	Additional ECC Related Rights and Obligations of Members

(a) For so long as Caraco and\or any of its Affiliates is a Member and holds a Percentage Interest that is higher than or at least equal to the Percentage Interest held by Intrexon and\or its Affiliates, this Section 7.10 will apply.

(b) Intrexon will send to Caraco a simultaneous courtesy copy of any notices it sends to Company under Section 4.3 of the ECC or other clauses of the of the ECC, such courtesy copy being sent to Caraco at the address set forth in the Schedule A attached hereto.

(c) One of Caraco’s appointees to the committees under Article 2 of the ECC shall be deemed to be the “Empowered Representative” (as that term is defined in the ECC) of the Company and shall be solely permitted to finally resolve any disputes, ties and\or deadlocks for which Section 2.4 of the ECC or other clauses of the ECC grants such authority to the Executive Officer of the Company.

(d) Any disputes between Intrexon and Company arising under or relating to the ECC to be resolved by and between Intrexon and Company under Article 11 of the ECC, and all references to powers, actions and rights of the Company in Article 11 for purposes of such dispute resolution shall be deemed to refer to Caraco and be available solely to Caraco. However, for clarity, any liability, claim, settlement, obligation, or indemnity arising under the ECC by and between Intrexon and Company shall continue to be attributable to and borne by the Company.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(e) Company, or Caraco on behalf of Company, may satisfy the information and reporting requirements of Section 4.3 of the ECC by providing any requisite materials (including summaries, reports, plans, regulatory documents and data, or other applicable documentation) to employees of Intrexon through the regular course of the operations of Company so long as such Intrexon representatives would not be prevented, by fiduciary duties, confidentiality obligations, or otherwise by operation of this Agreement or applicable laws and regulations, from disclosing such materials to Intrexon for Intrexon’s use in accord with the ECC. For clarity, this Section 7.10(e) does not release Intrexon or Company from their respective obligations to attend committee meetings and manage collaborative activities under the ECC through committees in accord with Article 2 of the ECC.

(f) Subject to Section 7.4 of this Agreement, Intrexon shall use reasonable efforts to, when practicable, consistent with Intrexon’s fiduciary obligations, and not prejudicial to Intrexon’s rights under the ECC, cooperate with Caraco to establish procedures and protocols for addressing redundant reporting, meeting, voting and other compliance obligations of Caraco and Company created by the simultaneous operation of this Agreement and the ECC.

(g) At the written request of Caraco, any specific direction, request, notice, consent, approval or other action of the Company under the ECC shall require the approval of the Board.

(h) Subject to Section 7.4 of this Agreement, it shall be considered that Intrexon has provided a deemed approval as a Member to any matter under consideration under this Agreement in the event that substantially the same matter has been officially approved by Intrexon under Article 2 of the ECC Agreement.

7.11.	Recovery

For so long as Intrexon holds a Percentage Interest as a Member, Intrexon waives any rights it may have under Section 6.3(f) of the ECC to receive any payment from Company on the basis of treating a “Recovery” (as that term is defined in the ECC) as Net Sales.

7.12.	Compliance with ECC

Although not a party to the ECC, Caraco is and its Affiliates are given certain information rights under the ECC to receive information directly from Intrexon. Solely to the extent it receives such information, Caraco agrees that Caraco and its Affiliates shall be bound to comply with all provisions of the ECC relating to use of such information pertaining to identification, ownership and use of confidential information and intellectual property of Intrexon, including without limitation Section 4.3(e) and Articles 6 and 7 of the ECC, as if Caraco was Company under the ECC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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8.	BANK ACCOUNTS; BOOKS AND RECORDS; STATEMENTS; FISCAL YEAR

8.1.	Bank Accounts

All funds of the Company shall be deposited in its name in such checking and savings accounts, time deposits or certificates of deposit, or other accounts at such banks as shall be designated by the Board from time to time.

8.2.	Books and Records

The Company shall maintain, or cause to be maintained, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the Company. Any Member, or its respective designee, shall have reasonable access to the books and records of the Company at any reasonable time during regular business hours and shall have the right to copy said records at its expense. Unless otherwise designated by the Board from time to time, Intrexon shall maintain such books and accounts and Intrexon shall be reimbursed for its reasonable documented costs of maintaining the Company’s books and records.

8.3.	Reports and Information

The Company shall provide to the Members such reports and information concerning the business and affairs of the Company as the Members may request or as may be required by the LLC Act or by any other law or regulation of any regulatory body applicable to the Company.

8.4.	Accounting Decisions

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Board.

8.5.	Tax Returns

(a) The Board shall, at the expense of the Company, cause to be prepared and delivered to the Members, in a timely fashion after the end of each Fiscal Year, copies of all federal and state income tax returns for the Company for such Fiscal Year, one copy of which shall be filed by the Board. Intrexon shall be the “tax matters partner” (as defined in the Code) of the Company and is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith.

(b) The Board shall keep all Members informed of the progress of any such examination, audit or other proceeding, and any Member with a Percentage Interest of at least [*****] (and any person that was a Member with a Percentage Interest of at least [*****] in the Fiscal Year to which such examination, audit or other

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proceeding relates) shall have the right to participate in such examination, audit or other proceeding. Each Member and former Member agrees to cooperate with the Board and to do or refrain from doing any or all things reasonably required by the Board in connection with the conduct of such proceedings.

8.6.	Fiscal Year

Unless the Board determines otherwise, the fiscal year of the Company for financial, accounting, federal, state and local income tax purposes shall end on March 31 (the “Fiscal Year”).

8.7.	Confidentiality of Information

(a) Each Member agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except in connection with its interest in the Company. Each Member shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of any Member who receives Confidential Information shall agree to be bound by such provisions. For purposes of this Section, “Confidential Information” means any information, technical data, or know-how, including, but not limited to, the Company’s research, clients, products, services, business plans, budgets, inventions, processes, designs, drawings, engineering, marketing, or finances, whether owned or controlled by the Company or generated on its behalf, that is disclosed by the Company, whether in writing or orally, that is understood at the time of its disclosure to be proprietary and/or confidential, except as provided in Section 8.7(b).

(b) Confidential Information does not include information, technical data or know-how which (i) was in the Member’s possession at the time of disclosure as shown by Member’s files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Member, is part of the public knowledge or literature, not as a result of any action or inaction of the Member; or (iii) is disclosed to a Member on a non-confidential basis by a third party having a legal right to such information; (iv) is independently developed by the Member, as properly documented by the Member; or (v) is approved for release by written authorization of the Board. The provisions of this Section shall not apply (1) to the extent that a Member is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or governmental authority; (2) to the disclosure of Confidential Information to a Member’s employees, counsel, accountants or other professional advisors under confidentiality restrictions no less restrictive than those set forth herein; or (3) to the disclosure of Confidential Information to a prospective transferee of securities that agrees to be bound by the provisions of this Section in connection with the receipt of such Confidential Information.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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9.	TRANSFERS OF MEMBERSHIP INTERESTS; SALE OF THE COMPANY

9.1.	Transfer of Membership Interests

(a) The term “transfer,” when used in this Section 9 with respect to a Membership Interest, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition, except that such term shall not include any pledge, mortgage, or hypothecation of or granting of a security interest in a Membership Interest in connection with any financing obtained on behalf of the Company.

(b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Section 9. Any transfer or purported transfer of any Membership Interest not made in accordance with this Section 9 shall be void ab initio. For the avoidance of doubt, a Member shall be permitted to transfer its Membership Interest to a Permitted Transferee, as defined below.

9.2.	Restrictions on Transfers

(a) Prohibited Transfers. Except as provided in Section 9.2(b), no Member shall transfer its Membership Interest or any portion thereof.

(b) Permitted Transfers. Notwithstanding Section 9.2(a), the prohibitions of this Section 9.2 shall not apply to any of the following: (i) any transfer by a Member of any Membership Interest to an entity eighty percent (80%) of the voting interests of which are owned by the Member or any of its Affiliates (each such transferee, a “Permitted Transferee”); or (ii) any transfer made in connection with an Approved Sale pursuant to Section 9.3(a) or made in accordance with Section 9.3(b).

(c) Transferee Becoming Substitute Member. Any transferee of a Membership Interest who is not already a Member (including any Permitted Transferee) shall become a substituted or additional Member only upon executing a revised form of this Agreement to be agreed upon by the transferee and the Board (such Agreement to include the Permitted Transferee’s agreement to abide by the restrictions of Section 7.6). Upon such execution, the transferee of a Membership Interest shall become a substituted or additional Member, as applicable. Unless and until a transferee is admitted as a substituted or additional Member, the transferee shall have no right to exercise any of the powers, rights, and privileges of a Member hereunder. A Member who has transferred its entire Membership Interest in accordance with Section 9.2 to a transferee who is admitted as a substituted Member hereunder shall cease to be a Member upon the effective date of such admission and thereafter shall have no further powers, rights, and privileges as a Member hereunder. Notwithstanding the foregoing, such former Member shall remain obligated for the fulfillment by the transferee of any obligations of such transferee as a replacement Member under this Agreement.

9.3.	Sale of the Company

(a) If the Board (including, for such time and so long as Intrexon and Caraco have the right to appoint Intrexon Designees and Caraco Designees, the consent or

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affirmative vote of at least one Intrexon Designee and at least one Caraco Designee) approves a Sale of the Company in accordance with Section 7.1(f) (an “Approved Sale”), each Member shall vote for, and each Member shall consent to and raise no objections against, such Approved Sale. If the Approved Sale is structured (i) as a merger or consolidation, each Member shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) as a sale of Membership Interests, each Member agrees to sell all of his, her or its Membership Interest and any rights to acquire Membership Interests on the terms and conditions approved by the Board and the approving Members. Each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

(b) The obligations of the Members with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) each Member shall be entitled to participate in such Approved Sale; and (ii) upon the consummation of the Approved Sale, each Member shall receive with respect to such Member’s Membership Interest consideration based on the amount the Member would receive with respect to such Membership Interest if the Company were to (A) sell all of its assets for an amount equal to the total purchase price to be paid for Membership Interests in the sale transaction and (B) distribute such amount to the Members in liquidation of the Company in accordance with this Agreement, as determined by the Board.

9.4.	Purchase Offer and Counteroffer

Upon the seventh (7th) anniversary of the Effective Date, and upon every second (2nd) anniversary thereafter, each of Intrexon and Caraco (the “Offeror”) shall have the right to tender within fifteen (15) Business Days thereupon to the other such Member (the “Offeree”) an offer to purchase, in cash, one hundred percent (100%) of the Offeree’s Membership Interest (a “Purchase Offer”), for an amount set forth in the Offeror’s Purchase Offer. Within thirty (30) days following receipt of such Purchase Offer, the Offeree (Intrexon or Caraco, as the case may be) shall either (i) agree to accept such Purchase Offer, or (ii) submit to the Offeror a counteroffer to purchase, in cash, one hundred percent (100%) of the Offeror’s Membership Interest (a “Counteroffer”), for an amount equal to at least one hundred ten percent (110%) of the original Purchase Offer price as proportionately adjusted to difference in percentage interests. Both Offeror and Offeree shall have the right to continue increasing their respective offer prices in increments of no less than ten percent (10%), until either the Offeror or Offeree has accepted an offer or the Offeror and Offeree mutually agree to hold their Membership Interests and continue operate the Company as Members thereof. On final acceptance of any Offer or Counteroffer by either Caraco or Intrexon, each of the other Members (being other than Caraco and Intrexon) shall also be bound to tender their Membership Interests to the successful Member at the final offered price towards transfer of all of their Membership Interests in the Company. For the sake of clarity, if either of Caraco or Intrexon initiate a Purchase Offer, the transfer amongst the Members shall mandatorily happen in accordance with the above procedure in a manner such that either Caraco or Intrexon shall own 100% of the Membership Interests in the Company. If Caraco and Intrexon, both, do not initiate a Purchase Offer, the same opportunity to transact shall be available after a period of two years.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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9.5.	Specific Performance

Each Member acknowledges that the provisions of this Article 9 are reasonable, fair and equitable in scope, protect the legitimate business interests of all of the Members, and are a material inducement to the Members to enter into this Agreement and the transactions contemplated by this Agreement. Each Member further acknowledges that irreparable harm would occur in the event any Member fails to comply fully with the provisions of this Article 9 and that monetary damages would be an inadequate remedy for any such failure because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the other Members. Accordingly, each Member agrees that the Company and each other Member shall be entitled to seek an injunction or injunctions to restrain, enjoin and prevent breaches of the undertakings and provisions of this Article 9 and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter and the parties; it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity, including, without limitation, rights to recover damages by reason of any breach of any provision of this Agreement.

10.	DISSOLUTION AND LIQUIDATION

10.1.	Events Causing Dissolution

Subject to the provisions of Section 10.2 below, the Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(a) approval of the Board, subject to Section 7.1(f) and Section 7.2(e), to dissolve and wind up the affairs of the Company;

(b) the occurrence of any other event that, under the LLC Act, would cause the dissolution of the Company or that would make it unlawful for the business of the Company to be continued.

10.2.	Right to Continue Business of Company

Upon an event described in Section 10.1(b) (but not an event described in Section 10.1(b) that makes it unlawful for the business of the Company to be continued), the Company thereafter shall be dissolved and liquidated unless, within ninety (90) days after the event described in such Section, an election to continue the business of the Company shall be made in writing by the Board (including, for such time and so long as Intrexon and Caraco have the right to appoint Intrexon Designees and Caraco Designees, the consent or affirmative vote of at least one Intrexon Designee and at least one Caraco Designee). If such an election to continue the Company is made, then the Company shall continue until another event causing dissolution in accordance with this Section 10 shall occur.

10.3.	Cancellation of Certificate

Upon the dissolution and completion of winding up of the Company, the Certificate shall be canceled in accordance with the provisions of Section 18-203 of the LLC Act.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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10.4.	Distributions Upon Dissolution

Upon the dissolution of the Company, the Board (or any Person appointed by the Board to be responsible for winding up the affairs of the Company) shall proceed without any unnecessary delay to pay or make due provision for the payment of all debts, liabilities and obligations of the Company (including, without limitation, all amounts owing to a Member under this Agreement or under any agreement between the Company and a Member entered into by the Member other than in its capacity as a Member in the Company), the payment of expenses of liquidation of the Company, and the establishment of a reasonable reserve in an amount estimated by the Board or appointed Person to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the Company. All remaining Company Assets shall be distributed to the Members (or to a Member’s successors, heirs or assigns in the event of such Member’s death) pro rata, in proportion to the positive balances, if any, in their respective Capital Accounts until such Capital Accounts are reduced to zero amounts, and thereafter, pro rata, in proportion to their respective Percentage Interests.

10.5.	Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the distribution of its assets pursuant to Section 10.4 in order to minimize any losses otherwise attendant upon such a winding up.

11.	MISCELLANEOUS PROVISIONS

11.1.	Compliance with LLC Act

Each Member agrees not to take any action or fail to take any action in contravention of this Agreement that, considered alone or in the aggregate with other actions or events, would result in the termination of the Company under the LLC Act.

11.2.	Additional Actions and Documents

Each Member hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use commercially reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

11.3.	Notices

All notices, demands, requests or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile or confirmed electronic mail, and addressed, if to the Company, to the attention of Program Manager and Chief Executive Officer at its principal place of business and if to a Member, to the address for such Member set forth on Schedule A attached hereto. Each Member may designate by notice in writing to the Company and the other Members a new address to which any notice, demand,

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or facsimile confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

11.4.	Severability

The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

11.5.	Survival

It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

11.6.	Waivers

Neither the waiver by the Company or a Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of the Company or a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

11.7.	Exercise of Rights

No failure or delay on the part of a Member or the Company in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the Company shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the Company would otherwise have at law or in equity or otherwise.

11.8.	Binding Effect

Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective heirs, devises, executors, administrators, legal representatives, successors and assigns.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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11.9.	Limitation on Benefits of this Agreement

No person or entity other than the Members and the Company is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the Company, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective successors and assigns as permitted hereunder), and the Company. Subject to Section 7.4, neither Intrexon and its Affiliates nor Caraco and its Affiliates shall be able to enforce rights or indemnity provisions under this Agreement in the event that Intrexon and/or Caraco (as the case may be) has explicitly and officially in writing consented to, agreed with, or proposed such an act or action under the operation of the ECC.

11.10.	Amendment Procedure

Subject to Section 7.1(f) and Section 7.2(e), the Board shall have the authority to amend this Agreement, including the Schedules hereto, as it determines to be necessary or appropriate to reflect actions taken in accordance with this Agreement, including without limitation the issuance of additional Membership Interests of any class and the terms thereof, to correct or clarify and mistake, inconsistency, or ambiguity, or to comply with any tax or legal requirements. All other amendments shall require the written consent of Members holding Voting Interests representing a majority of the Member Votes.

11.11.	Entire Agreement

This Agreement (including the Schedules hereto) and the ECC contain the entire agreement between the Members with respect to the matters contemplated hereby and thereby, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

11.12.	Dispute Resolution

(a) Disputes. It is the objective of the Members to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any disputes, controversies or differences which may arise between the Members out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of any Member by written notice, the Members and the Company agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the executive officers of the Company and each Member. If the matter is not resolved within thirty (30) days following the written request for discussions, either Member may then invoke the provisions of Section 11.12(b).

(b) Arbitration. Any dispute, controversy, difference or claim which may arise between the Members, out of or in relation to or in connection with this Agreement (including, without limitation, arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement) (a “Dispute”) that is not resolved pursuant to Section 11.12(a) shall be settled by binding

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“baseball arbitration” as follows. Either Member, following the end of the thirty (30) day period referenced in Section 11.12(a), may refer such issue to arbitration by submitting a written notice of such request to the other Member(s), with the arbitration to be held in the state where the Company’s principal office is located (or some other place as may be mutually agreed by the Members). Promptly following receipt of such notice, the Members and the Company shall meet and discuss in good faith and choose one arbitrator from a list of arbitrators provided by the American Arbitration Association in accordance with its Commercial Arbitration Rules (the “AAA Rules”) as being suitable to arbitrate the Parties’s dispute. The Parties agree that the chosen arbitrator shall be neutral and independent of all Members and of their respective Affiliates, and shall have significant experience and expertise in licensing, partnering and joint venture agreements in the pharmaceutical and biotechnology industries, and concerning related intellectual property rights (as appropriate in light of the subject matter of the Parties’ disputed issues), and shall have some experience in Delaware law and mediating or arbitrating issues relating to such agreements and/or related intellectual property rights. The AAA Rules shall govern the arbitration between the Parties except as set forth in, and to the extent not inconsistent with, this Section 11.2. Within twenty (20) Business Days after an arbitrator(s) is selected, each Member will deliver to both the arbitrator and the other Members a detailed written proposal setting forth its proposed terms for the resolution for the matter at issue (the “Proposed Terms” of the Member) and a memorandum (the “Support Memorandum”) in support thereof. The Members will also provide the arbitrator a copy of this Agreement, as it may be amended at such time. Within twenty (20) days after receipt of the other Members’ Proposed Terms and Support Memorandum, each Member may submit to the arbitrator) (with a copy to the other Member and the Company) a response to the other Members’ Support Memoranda. Neither Member may have any other communications (either written or oral) with the arbitrator other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Section 11.12(b); provided, that the arbitrator may convene a hearing if the arbitrator so chooses to ask questions of the Members and hear oral argument and discussion regarding each Member’s Proposed Terms. Within sixty (60) days after the arbitrator’s appointment, the arbitrator will select one of the Proposed Terms (without modification) provided by the Members that he or she believes is most consistent with the intention underlying and agreed principles set forth in this Agreement. The decision of the arbitrator shall be final, binding, and unappealable. For clarity, the arbitrator must select as the only method to resolve the matter at issue (one of the Proposed Terms), and may not combine elements of multiple Proposed Terms or award any other relief or take any other action.

(c) Award. Any award to be paid by one Member to another Member or the Company as determined by the arbitrator as set forth above under Section 11.12(b) shall be promptly paid in United States dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the losing Member. Each Member agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 11.12, and agrees that, subject to the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16, judgment may be entered upon the final award in any United States District Court and that other courts may award full faith and credit to such judgment in order to enforce such award. The award shall include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator. With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award incidental, special, punitive or exemplary damages. By entering into this agreement to arbitrate, the Members expressly waive any claim for incidental, special, punitive or exemplary damages.

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(d) Costs. Each Member shall bear its own legal fees in connection with any such arbitration under this Section 11.12. The arbitrator shall assess his or her costs, fees and expenses against the Member(s) losing the arbitration.

(e) Injunctive Relief. Nothing in this Section 11.12 will preclude any Member or the Company from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Member or the Company or to preserve the status quo pending the arbitration proceeding.

11.13.	Governing Law

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof that would result in the application of the law of any other jurisdiction).

11.14.	Execution in Counterparts

To facilitate execution, this Agreement may be executed in one or more counterparts, including by facsimile, .pdf or electronic signature, or signatures delivered by electronic transmission. All counterparts shall collectively constitute a single agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Members and the Company have caused this Limited Liability Company Agreement to be duly executed on their behalf as of the Effective Date.

Intrexon Corporation

By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chief Operating Officer

Caraco Pharmaceutical Laboratories, Ltd.

By:	/s/ Mukul Rathi
	Name:	Mukul Rathi
	Title:	Chief Financial Officer

S & I Ophthalmic, LLC, by all of its Members

Caraco Pharmaceutical Laboratories, Ltd.

By:	/s/ Mukul Rathi
	Name:	Mukul Rathi
	Title:	Chief Financial Officer

Intrexon Corporation

By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chief Operating Officer

SIGNATURE PAGE FOR LIMITED LIABILITY COMPANY AGREEMENT OF S & I OPHTHALMIC, LLC

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THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY BE OFFERED OR SOLD BY A PURCHASER OF THE LIMITED LIABILITY COMPANY INTERESTS ONLY (1) UPON REGISTRATION OF THE LIMITED LIABILITY COMPANY INTERESTS UNDER THE ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM, AND (2) AFTER COMPLIANCE WITH ALL RESTRICTIONS ON TRANSFER OF LIMITED LIABILITY COMPANY INTERESTS IMPOSED BY THIS AGREEMENT, INCLUDING (WITHOUT LIMITATION) THE PROVISIONS OF SECTION 9.

*    *    *    *    *

LIMITED LIABILITY COMPANY AGREEMENT

OF

S & I Ophthalmic, LLC

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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SCHEDULE A

Members

Member	Percentage Interest

Intrexon Corporation Address for notices: Intrexon Corporation 20358 Seneca Meadows Parkway Germantown, MD 20876	50%

Caraco Pharmaceutical Laboratories, Ltd. Address for notices: Caraco Pharmaceutical Laboratories, Ltd. 1150 Elijah McCoy Drive Detroit, MI 48202	50%